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                                   AGREEMENT

Company:          TecnoChannel Sdn. Bhd
Agreement No.     NCORE/TECNOCHANNEL/1999/01

This Agreement is effective as of June 28, 1999 (Effective Date) by and between Ncore Technology, an Indian corporation, with offices at Leo Complex, 4th Floor, 44&45 Residency (Cross) Road, Bangalore 560025, India, (hereinafter called '"Ncore"), and TecnoChannel Sdn Bhd (Company No. 426318-M) of Block G, units G605/606, Phileo Demansara 1, No. 9, Jin 16/11, Off Jalan Damansara, 46350 Petaling Jaya, Selangor Malaysia, a Malaysian corporation, (hereinafter called "TecnoChannel").

RECITALS:

WHEREAS, Ncore is engaged in the business of designing, developing and producing quality software and hardware systems for themselves as well as for others and rendering consultancy services and promoting hardware and software exports; and

WHEREAS, TecnoChannel is engaged in the business of designing, developing and producing quality software and hardware systems for themselves as well as for others; and

WHEREAS, Ncore is able to procure the services of employees and/or other contacts within India; and

WHEREAS, TecnoChannel desires to obtain engineering and programming services from Ncore to develop software for use in or with TecnoChannel products and Ncore has agreed to provide such services; and

WHEREAS, TecnoChannel desires, and Ncore has agreed, that all software and documentation developed pursuant to this agreement shall be owned solely and exclusively by TecnoChannel.

Now, therefore, in consideration of the mutual promises and covenants set forth herein, the sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       SCOPE OF SERVICES

         During the term of this Agreement, Ncore shall furnish the services set forth in the Schedule, attached hereto and made a part hereof. Such services shall be performed by individuals as employees of Ncore, an independent contractor, and not as employees of TecnoChannel.

2.       MILESTONES

         Ncore will use all reasonable endeavours to achieve completion of each milestone set out in the Schedule by the relevant milestone. If Ncore cannot meet the delivery deadline for



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         the final delivery (Milestone 3), TecnoChannel shall have the right to claim delay penalties if the delay is in excess of two weeks of the scheduled delivery of Milestone 3. The penalty amount shall be equal to [***] of the total amount of the contract, per week of delay beyond two weeks, or any part thereof, with a maximum limit of [***] of the total amount.

3.       ACCEPTANCE TESTS

         3.1 TecnoChannel shall conduct an acceptance test, as outlined in the Schedule, at the end of the 20th week from the effective date of this agreement. If TecnoChannel is dissatisfied with the performance of the software developed by Ncore, TecnoChannel shall notify Ncore and elect at its option to:

                  (a) require Ncore to take all necessary steps and actions to enable the software to function to the satisfaction of TecnoChannel at no additional charge or costs within 28 days of the aforementioned notice or;

                  (b) to accept such software or part with an abatement of the contract price.

         3.2 Failing the software passing the acceptance test of TecnoChannel or written agreement as to abatement, TecnoChannel may reject the entire software as not being in conformity with this Agreement in which case TecnoChannel may terminate this Agreement.

4.       WARRANTY

         Ncore warrants and undertakes for a period of 12 months from the date of acceptance of the software that:

                  (a) The software will run on the hardware, the specifications of which have been set out in the Schedule;

                  (c) The design of the software will be suitable to fulfil the specifications as set out in the Schedule and the software will perform and function in accordance with the specifications;

                  (c) The software will be free from defects in workmanship.

         In the event that the warranties set out above are not conformed with, Ncore shall be responsible, without charge to TecnoChannel, for rectifying any defect of the software to the satisfaction of TecnoChannel. For the purposes of this clause, a defect means any non-conformance with the warranties set out above.

5.       TERM OF AGREEMENT

         This Agreement shall commence on June 21, 1999 and terminate on June 20, 2000. This Agreement may be extended by mutual agreement of the parties provided in writing.






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6.       BILLING AND PAYMENT

         6.1 As compensation for services to be performed by Ncore hereunder, TecnoChannel shall pay Ncore at the rates set forth in the Schedule and to the extent, if any, expressly provided for in the Schedule, reimbursements for certain costs, such as travel expenses incurred in the performance of services hereunder. TecnoChannel shall not have any liability for any other expenses or costs incurred by Ncore hereunder, unless otherwise provided in the Schedule.

         6.2 Ncore shall bill TecnoChannel as specified in the Schedule. Invoices shall be faxed to TecnoChannel Sdn Bhd (Company No. 426318-M) of Incubator Lot G3, Technology Park Malaysia, Lebuhraya Puchong-Sg Besi, Bukit Jalil, 57000 Kuala Lumpur, Malaysia, Attention: Accounts Payable. TecnoChannel shall make the payment, by wire transfer to Ncore's bank as indicated in the Schedule, within seven days of receipt of the invoice by fax.

         6.3 Upon TecnoChannel's acceptance of the software and documentation identified in the Schedule, Ncore shall return to TecnoChannel all copies of TecnoChannel Specifications provided to Ncore and remaining in its possession.

7.       PUBLICITY

         Ncore shall not, without the prior written consent of TecnoChannel, in any manner advertise or publish the fact that TecnoChannel has entered into this Agreement with Ncore.

8.       TERMINATION

         8.1 TecnoChannel shall have the right to terminate this Agreement or any part thereof at any time without cause. In case of termination by TecnoChannel of all or any part of this Agreement without cause, any termination claim must be submitted to TecnoChannel within sixty (60) days after the effective date of termination. The provision of this clause shall not limit or affect the right of TecnoChannel to terminate this Agreement pursuant to clause 8.2.

         8.2 This Agreement may be terminated by either party: (i) for breach of the provisions hereof; or (ii) in the event that an assignment is made of either party's business for the benefit of creditors, or if a receiver or trustee in bankruptcy is appointed to take charge of all or part of either party's property.

         8.3 In the event of termination, either with or without cause, Ncore shall immediately transfer to TecnoChannel all software, including all complete and partial copies thereof, documentation or other technical information developed pursuant to or in association with this Agreement. Each party shall also return to the other any confidential information of the other party in the receiving party's possession;



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                  provided, however, the party may retain one copy of such
                  confidential information for archival purposes only.


9.       CHANGES

         TecnoChannel, within the general scope of this Agreement, may at any time, by written notice to Ncore, require additional services to be covered by this Agreement. Ncore may require a reasonable amount of time to provide these additional services.

10.      NOTICES

         All notices or correspondence pertaining to this Agreement shall be addressed as follows:

         to TecnoChannel:

                  TecnoChannel Sdn Bhd
                  (Company No. 426318-M) of
                  Block G, units G605/606
                  Phileo Demansara 1
                  No. 9, Jin 16/11
                  Off Jalan Damansara
                  46350 Petaling Jaya
                  Selangor Malaysia
                  Attn.:  Mr. Jason Chan

         to Ncore:

                  Ncore Technology Pvt Ltd.
                  Leo Complex, 4th Floor
                  44&45 Residency (Cross) Road
                  Bangalore - 560025
                  India
                  Attn.:  Mr. Vinay Deshpande

11.      GOVERNING LAWS

         This Agreement shall be construed and the rights of the parties hereunder governed by the laws of India applicable to agreements made and to be performed in that country.

12.      INDEMNITY AND LIABILITY

         Ncore hereby indemnifies and holds TecnoChannel, its directors, officers, agents and employees, harmless against any and all claims, actions or demands against TecnoChannel, its directors, officers, agents and employees and against any and all damages, liabilities or expenses, including counsel fees, for injury to or death of any person and for loss of or damage to any and all property, arising out of the acts or omissions of Ncore under this Agreement.



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         NEITHER PARTY SHALL IN ANY EVENT BE LIABLE TO THE OTHER, ITS
         CUSTOMERS, OR TO ANY OTHER PERSON OR COMPANY FOR LOST PROFITS OR ANY INDIRECT, SPECIAL, RELIANCE, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE ARISING OUT OF THIS AGREEMENT OR ANY OBLIGATION RESULTING THEREFROM, WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF WARRANTY, BREACH OF CONTRACT, DELAY, NEGLIGENCE, STRICT TORT LIABILITY OR OTHERWISE, EXCEPT WITH RESPECT TO DAMAGES FOR WRONGFUL DISCLOSURE OR MISUSE OF INTELLECTUAL PROPERTY. NO ACTION OR PROCEEDING AGAINST TECNOCHANNEL MAY BE COMMENCED MORE THAN TWENTY FOUR (24) MONTHS AFTER THE DATE OF ACCRUAL OF THE CAUSE OF ACTION OR THE TERMINATION OF THIS AGREEMENT, WHICHEVER IS EARLIER, THIS CLAUSE SHALL SURVIVE FAILURE OF AN EXCLUSIVE REMEDY,

13.      STANDARDS

         All services hereunder shall be performed by employees of Ncore who are experienced and highly skilled in their profession and in accordance with the highest standards of workmanship in their professions.

         Ncore's total liability under this section for any reason, regardless of the form of action, however arising, will not exceed the amount paid by TecnoChannel to Ncore for non-conforming service.

14.      INTELLECTUAL PROPERTY RIGHTS

         All software, documentation, information and data, regardless of form, generated in the performance of or delivered under this Agreement, as well as any information provided to Ncore by TecnoChannel, shall be and remain the sole property of TecnoChannel. Ncore shall keep all such software, documentation, information and data in confidence and not disclose or use it for any purpose other than in performing this Agreement, except with TecnoChannel's prior written approval.

         In the event that the copyright or other intellectual property right(s) other than patents in any software, documentation, data or other information generated in the performance of this Agreement does not vest in TecnoChannel by law, Ncore hereby assigns to TecnoChannel all right, title and interest worldwide, in and to any copyright or other intellectual property right(s), other than patents, which Ncore may have in such software, documentation, data or other information.

         Ncore hereby assigns to TecnoChannel the entire right, title, and interest, worldwide, in any invention or patent thereunder conceived or first actually reduced to practice in performing this Agreement.



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         In connection with actual inventions or patents conceived or first actually reduced to practice in connection with this Agreement, Ncore will furnish TecnoChannel with information sufficient to file and prosecute patent applications, and will execute all documents incident to such filing and prosecution and, in connection with the license granted under this Agreement, Ncore will furnish information sufficient to enable TecnoChannel to avail itself of such license.

         These obligations shall survive the termination of this Agreement.

15.      CONFIDENTIALITY

         15.1 Notwithstanding that this Agreement shall have terminated or expired, Ncore agrees that it will keep in confidence and prevent the disclosure to any person or persons outside Ncore, or to any unauthorized person or persons, any and all data or information generated, specified for delivery or delivered hereunder. Ncore also agrees to keep in confidence all other TecnoChannel data that is designated in writing, or by an appropriate stamp or legend, to be of a proprietary nature. TecnoChannel shall reduce to writing any oral disclosure of proprietary or confidential data within thirty
                  (30) days of such disclosure, and shall identify the proprietary or confidential data in writing, or by an appropriate stamp or legend, to be of a proprietary or confidential nature, and such data shall be treated in confidence hereunder.

         15.2 Notwithstanding the foregoing paragraph, the above confidentiality restrictions shall not be applicable to any such data if such used or disclosed data:

                  a. Is or becomes available to the public without breach of this Agreement; or

                  b.       Is known to Ncore at the time of disclosure; or

                  c. Is used or disclosed with the prior, written approval of TecnoChannel; or

                  d. Is independently developed by Ncore without access to or use of any confidential information of TecnoChannel

         15.3 Ncore shall not be liable for inadvertent, accidental, or mistaken use or disclosure of data obtained under this Agreement despite the exercise of the same reasonable precaution as it takes to safeguard its own proprietary information.

15.      DISPUTE RESOLUTION

         If any claim or controversy arises out of, or relates to, this Agreement, the parties shall make a good faith attempt to resolve the matter through their management. The managers having cognizance of the subject matter of the Agreement for the party shall first meet and make a good faith attempt to resolve such controversy or claim. In the event that the parties are unable to resolve such a dispute, the matter shall be referred to arbitration. Such arbitration shall be conducted by a panel of three arbitrators, one selected by each party and a neutral arbitrator selected by the party arbitrators, if the



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         arbitration panel shall conduct its proceedings as expeditiously as possible, and no prehearing discovery shall be held except as ordered by the arbitration panel, which shall limit discovery except as it determines to be essential to a just result and not unduly burdensome. The arbitral panel shall not be empowered to award exemplary or punitive damages. The arbitration shall take place at a mutually agreed upon location, or, if the parties are unable to agree on such a location, or if none, then within thirty miles of Bangalore, India. The arbitral panel shall not have the right decide issues of arbitrability. Notwithstanding this dispute resolution procedure, either party shall have the right to seek an injunction in a court of appropriate jurisdiction, in the event that it believes that its intellectual property rights are at risk.

17.      NOTICE TO TECNOCHANNEL OF LABOR DISPUTES

         Whenever Ncore has knowledge that any actual or potential labor dispute is delaying or threatens to delay the timely performance of this Agreement, Ncore shall immediately give notice thereof, including all relevant information with respect thereto, to TecnoChannel.

18.      BOOKS AND RECORDS

         In circumstances under this Agreement where Ncore is entitled to reimbursement of costs incurred in connection with this Agreement, Ncore's records of the insurance of such costs shall be subject to inspection by TecnoChannel or its representatives.

19.      RELATIONSHIP OF PARTIES

         It is agreed that this Agreement does not constitute a partnership, joint venture or agency between the parties thereto, nor shall either of the parties hold itself out as such, contrary to the terms hereof, by advertising or otherwise, nor shall either of the parties be bound or become liable because of any representation, action or omission of the other.

20.      ENTIRE AGREEMENT

         This Agreement (together with the Schedule attached hereto) constitutes the entire Agreement and supersedes all prior negotiations, representations, agreements and understanding, oral or written, between the parties hereto with respect to the subject matter hereof.



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Ncore Technology Pvt. Ltd.                      Tecnochannel Sdn Bhd

BY:  /s/ illegible                              BY:  /s/ illegible
     -----------------------                         ----------------------

TYPED NAME: Vinay L. Deshpande              TYPED NAME:  T.S. Wong
     TITLE: Chairman & CEO                       TITLE:  CEO




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                                    SCHEDULE



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